EXHIBIT NO. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kimberly-Clark Corporation 401(k) and Profit Sharing Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 Nos. 333-163891 and 333-214818 of Kimberly-Clark Corporation of our report dated June 23, 2020, relating to the financial statements and supplemental schedule of Kimberly-Clark Corporation 401(k) and Profit Sharing Plan, which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP
Dallas, Texas

June 23, 2020